AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of January
31, 1992 by and among GEORGIA-PACIFIC CORPORATION, a corporation duly organized and existing under the laws of the State of Georgia and having its principal office at 133 Peachtree Street, N.E., Atlanta, Georgia 30303 (the "Company"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a banking corporation duly organized and existing under the laws of the State of New York and having its principal corporate trust office at 60 Wall Street, New York, New York 10260 (the "Resigning Trustee") and THE BANK OF NEW YORK, a banking corporation the State of New York principal corporate duly (the trust organized and existing under the laws of "Successor Trustee") and having its office at 101 Barclay Street, New York, New York 10286 (the "Corporate Trust Office").

RECITALS:


     WHEREAS, there were(i) $250,000,000 9-1/2% Debentures due December 1, 2011,
(ii) $250,000,000 9-7/8% Debentures due November 1, 2021, (iii) $250,000,000 10-
1/4% Debentures due September 15, 2018, (iv) $250,000,000 10-1/2% Debentures due August 1, 2018, (v) $300,000,000 10.10% Credit Sensitive Debentures due June 15, 2002, (vi) originally authorized and issued $200,000,000 9-1/4% Notes due October 1, 1993, and (vii) $300,000,000 10% Credit Sensitive Notes due June 15, 1997 under an Indenture dated as of March 1, 1983, by and between the Company and The Chase Manhattan Bank (National Association), a national banking association duly organized and existing under the laws of the United States of America ("Chase"), as amended and supplemented by that certain First Supplemental Indenture, dated as of July 27, 1988, among the Company, Resigning Trustee and Chase, whereby the parties thereto agreed, among other things, that Resigning Trustee would act as Trustee under the Indenture for all series of securities issued thereunder subsequent to July 27, 1988 (said Notes, Credit Sensitive Debentures, Debentures, and Credit Sensitive Notes are hereinafter collectively referred to as `Securities" and said Indenture, as amended, is hereinafter referred to asthe "Indenture");
WHEREAS, Section 610(b) of the Indenture provides that the Trustee may at any time resign by giving resignation to the Company. Section provides that such resignation shall written notice of such 611(a) of the Indenture be effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee;
       WHEREAS, Section 610(e) of the Indenture provides that, if the Trustee shall resign, the Company, by a Board Resolution, shall promptly appoint a successor Trustee;
       WHEREAS, Section 611(a) of the Indenture provides that any successor Trustee appointed in accordance with the Indenture shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment under the Indenture, and thereupon the resignation of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed of conveyance, shall become vested with all rights, powers, trusts and duties of the predecessor Trustee;
     WHEREAS, pursuant to the Indenture, Resigning Trustee was appointed Security Registrar and Paying Agent;
       WHEREAS, pursuant to Section 301 of the Indenture, the Corporate Trust Office of Resigning Trustee in the Borough of Manhattan, City of New York was designated as the Place of Payment with respect to principal and interest on the Securities;
          WHEREAS, the Company desires (i) to appoint Successor Trustee as Trustee, Paying Agent and Security Registrar to succeed Resigning Trustee under the Indenture, and (ii) to designate the Corporate Trust Office of Successor Trustee respect to the Securities;
       WHEREAS, Successor Trustee is willing to accept such appointment as Successor Trustee, Paying Agent and Security Registrar under the Indenture and such desigation of the Place of Payment; and
       WHEREAS, Successor Trustee and Resigning Trustee have entered into a Letter Agreement, dated as of the date hereof (the "Letter Agreement"), whereby the Resigning Trustee has agreed, among other things, to maintain certain records with respect to the Indenture until notified by Successor Trustee to discontinue such record maintenance;
       NOW, THEREFORE, the Company, Resigning Trustee and Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

                                   ARTICLE 1.

                             THE RESIGNING TRUSTEE


       SECTION 1.1. Pursuant to Section 610(b) of the Indenture, Resigning

Trustee hereby notifies the Company that Resigning Trustee is hereby resigning as Trustee, Paying Agent and Security Registrar under the Indenture.

       SECTION 1.2. Resigning Trustee hereby warrants to Successor Trustee that:

     (a) No covenant or condition contained in the Indenture has been waived by Resigning Trustee or, to the best of the knowledge of the Responsible Officers of Resigning Trustee's corporate trust department, by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver.
     (b) There is no action, suit or proceeding pending or, to the best of the knowledge of the Responsible Officers assigned to Resigning Trustee's corporate trust department, threatened against Resigning Trustee before any court or any governmental authority arising out of any action or omission by Resigning Trustee as Trustee under the Indenture.
     (c) As of the effective date of this Agreement, Resigning Trustee will hold no moneys or property under the Indenture other than money held to honor checks issued by Resigning Trustee for payment of interest on or prior to February 1, 1992. Pursuant to the last paragraph of Section 1003 of the Indenture, Resigning Trustee shall pay to the Company, upon receipt of a Company Request, any moneys held by Resigning Trustee that remain unclaimed three years after the due date for principal or interest with respect to which such moneys were paid to the Resigning Trustee.
     (d) Pursuant to Section 303 of the Indenture and subsequent to July 27, 1988, Resigning Trustee duly authenticated and delivered the Securities, all of which are outstanding as of the effective date hereof.
      (e) Each person who so authenticated the Securities was duly elected, qualified and acting as an officer of Resigning Trustee and empowered to authenticate the Securities at the respective times of such authentication and the signature of such person or persons appearing on such Securities is each such person's genuine signature.
     (f) This Agreement has been duly authorized, executed and delivered on behalf of Resigning Trustee and constitutes its legal, valid and binding obligation.
     (g) To the best of the knowledge of the Responsible Officers of the Resigning Trustee's corporate trust department, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 501 of the Indenture.

       SECTION 1.3.  Resigning Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Resigning Trustee in and to the trust under the Indenture and all the rights, powers and trusts of the Trustee under the Indenture. Resigning Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, trusts and powers hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee and Paying Agent and Security Registrar.

       SECTION 1.4.  Resigning Trustee shall deliver to Successor Trustee, as of or promptly after the effective date hereof, all of the documents listed on Exhibit A hereto.
       SECTION 1.5.  Notwithstanding the resignation of Resigning Trustee as

Paying Agent as provided in Section 2.2 hereof, the Resigning Trustee shall serve as Paying Agent with respect to the interest payment due on February 1, 1992 on the $250,000,000 10-1/2% Debentures due August 1, 2018.

                                   ARTICLE 2.
                                  THE COMPANY


       SECTION 2.1. The Company hereby accepts the resignation of Resigning

Trustee as Trustee, Paying Agent and Security Registrar under the Indenture.

  SECTION 2.2.  The Secretary or Assistant Secretary of the Company who is

attesting to the execution of this Agreement by the Company hereby certifies that Exhibit B annexed hereto is a copy of the Board Resolutions which were duly adopted by the Board of Directors of the Company, which are in full force and effect on the date hereof, and which authorize certain officers of the Company to (a) accept Resigning Trustee's resignation as Trustee, Paying Agent and Security Registrar under the Indenture; (b) appoint Successor Trustee as Trustee, Paying Agent and Security Registrar under the Indenture; (c) execute and deliver such agreements and other instruments as may be necessary or desirable succession of Successor Trustee as Trustee, Security Registrar under the Indenture.
     SECTION 2.3. With respect to the Securities, the Company hereby appoints

Successor Trustee as Trustee, Paying Agent and Security Registrar under the Indenture to succeed to, and hereby vests Successor Trustee with, all the rights, powers, trusts and duties of Resigning Trustee under the Indenture with like effect as if originally named as Trustee, Paying Agent and Security Registrar in the Indenture. The Company hereby designates the Corporate Trust Office of the Successor Trustee as the Place of Payment.
       SECTION 2.4.  The Company hereby directs the Resigning Trustee to send a notice, promptly after the effective date of this Agreement, substantially in the form of Exhibit C annexed hereto, and at the Company's expense, to each Holder of the Securities in accordance with the provisions of Section 610(f) of the Indenture.

       SECTION 2.5.  The Company hereby represents and warrants to Resigning

Trustee and Successor Trustee that:
       (a) The Company is a corporation duly and validly organized and existing pursuant to the laws of the State of Georgia.
        (b) This Agreement has been duly authorized, executed and delivered on behalf of Company and constitutes its legal, valid and binding obligation.
        (c) All conditions precedent relating to the appointment of The Bank of New York as successor Trustee, Paying Agent and Security Registrar under the Indenture have been complied with by the Company.

                                   ARTICLE 3.

                             THE SUCCESSOR TRUSTEE


       SECTION 3.1.  Successor Trustee hereby represents and warrants to

Resigning Trustee and to the Company that:
       (a)     Successor Trustee is not disqualified under the provisions of
               Section 608 and is eligible under the provisions of Section 609 of the Indenture to act as Trustee under the Indenture.
        (b) This Agreement has been duly authorized, executed and delivered on behalf of Successor Trustee and constitutes its legal, valid and binding obligation.
          SECTION 3.2.  Successor Trustee hereby accepts its appointment as successor Trustee, Paying Agent and Security Registrar under the Indenture and accepts the rights, powers, duties and obligations of Resigning Trustee as Trustee, Security Registrar, under the conditions set forth therein, with named as Trustee, Paying Agent Security Registrar under the Indenture
     SECTION 3.3.  References herein and in the Indenture to `Corporate Trust

Office' or other similar terms shall be deemed to refer to the Corporate Trust Office of Successor Trustee at 101 Barclay Street, New York, New York 10286 or any other office of
                                   ARTICLE 4.
                                 MISCELLANEOUS

       SECTION 4.1.  Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

       SECTION 4.2.  This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on February 1, 1992.

  SECTION 4.3.  The Company herewith confirms its obligations to pay the

Resigning Trustee its unpaid fees for services up to the effective date hereof, and to continue to be responsible for any future services, if necessary, even if such services are requested by the Successor Trustee. Resigning Trustee acknowledges that it relinquishes any lien it may have upon all property or funds held or collected by it to secure any amounts due it pursuant to the provisions of Section 607 of the Indenture. The Company acknowledges its obligation set forth in Section 607 of the Indenture to indemnify Resigning Trustee for, and to hold Resigning Trustee harmless against, any loss, liability and expense incurred without negligence or bad faith on the part of the Resigning Trustee and arising out of or in connection with the administration of the trust evidenced by the obligation shall survive the execution hereof).
       SECTION 4.4. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture.
       SECTION 4.5. This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
       SECTION 4.6. The Company, Resigning Trustee and Successor Trustee hereby acknowledge receipt of an executed and acknowledged counterpart of this Agreement and the effectiveness thereof.

       IN WITNESS WHEREOF, the parties hereby have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed and acknowledged and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.

[SEAL]                             GEORGIA-PACIFIC CORPORATION, the Company


                                   By:

                                   Name:
                                   Title:
Attest:

[SEAL] MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Resigning Trustee

                              By:
Attest:
                              Name:
                              Title:


[SEAL]                        THE BANK OF NEW YORK, as Successor Trustee


                              By:

                              Name:
                              Title: